EXHIBIT 99.1

Akorn to Present at the Credit Suisse Healthcare Conference

LAKE FOREST, Ill., Nov. 05, 2019 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq: AKRX), a leading specialty pharmaceutical company, today announced that management will present at the Credit Suisse 28th Annual Healthcare Conference on Wednesday, November 13, 2019 at 10:55 a.m. Mountain Time, in Scottsdale, Arizona.

A live webcast of the presentation can be accessed in the investor relations portion of Akorn's website at http://investors.akorn.com/events-and-presentations. A replay of the webcast will be available at the same location for 90 days following the event.

About Akorn
Akorn, Inc. is a specialty pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Investors/Media:
(847) 279-6162
Investor.relations@akorn.com